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EXHIBIT 16.1

STONEFIELD
JOSEPHSON, INC.


September 27, 2004



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of Mooney Aerospace Group Ltd. to be filed with the Securities and Exchange Commission on or around September 28, 2004 and agree with the statements contained therein insofar as they relate to our Firm.


/s/ Stonefield Josephson, Inc.

Certified Public Accountants
Santa Monica, California